Exhibit 99

1

News Release

FOR IMMEDIATE RELEASE	Media contact:
January 24, 2017	Bob Varettoni
908.559.6388
robert.a.varettoni@verizon.com

Verizon grows its strong customer base profitably in 4Q

4Q 2016 highlights

•

Consolidated: $1.10 in earnings per share (EPS); adjusted EPS (non-GAAP) of 86 cents, excluding non-operational items related to mark-to-market pension and benefits adjustments and severance-related costs.

•

Wireless: 591,000 retail postpaid net additions, including 552,000 new 4G LTE smartphones; retail postpaid churn at 1.10 percent, with strong customer loyalty demonstrated by retail postpaid phone churn of less than 0.90 percent for the seventh consecutive quarter.

•	Wireline: 68,000 Fios Internet net additions, 21,000 Fios Video net additions; Fios total revenue growth of 4.4 percent.

NEW YORK – As Verizon Communications Inc. (NYSE, Nasdaq: VZ) continues to transform its business and enter new markets, the company today reported another strong quarter of wireless profitability and customer loyalty, and customer and revenue growth for Fios fiber-optic services.

Verizon reported fourth-quarter 2016 EPS of $1.10, and full-year EPS of $3.21. Adjusted fourth-quarter 2016 EPS (non-GAAP) of 86 cents excluded 24 cents in net gains related to mark-to-market pension and OPEB (other post-employment benefits) adjustments and severance-related costs. This compares with adjusted fourth-quarter 2015 earnings of 89 cents per share, which primarily excluded pension and OPEB adjustments and severance-related costs.

“We are positioning Verizon for future growth and continued sustainable shareholder value,” said Chairman and CEO Lowell McAdam. “In the fourth quarter we expanded our customer base in highly competitive wireless and broadband markets. This capped a year in which we delivered solid results and returned value to shareholders, including $9.3 billion in dividends. We enter 2017 with confidence, based on our investments in next-generation networks and the new capabilities we have acquired. Our goal is to continue to earn our customers’ loyalty every day in a rapidly expanding mobile-first digital world.”

Consolidated results

Total consolidated operating revenues in fourth-quarter 2016 were $32.3 billion, a 5.6 percent decrease compared with fourth-quarter 2015. Full-year 2016 revenues were nearly $126.0 billion, a 4.3 percent decline. Excluding revenues from since-divested local landline businesses and AOL, adjusted full-year total operating revenues on a comparable basis (non-GAAP) would have declined approximately 2.4 percent.

Net income was $4.6 billion in fourth-quarter 2016, and net income margin was 14.2 percent. EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) totaled $12.0 billion, and the consolidated EBITDA margin (non-GAAP) was 37.1 percent in fourth-quarter 2016.

During 2016, Verizon invested in its networks with $17.1 billion in capital expenditures, completed wireline divestitures of three markets, negotiated new labor contracts, executed successful technical trials of 5G wireless service and expanded its new growth businesses.

In these new markets the digital media business, led by AOL, generated $532 million in revenues net of traffic acquisition costs (non-GAAP) in fourth-quarter 2016. This declined about 5 percent year-over-year due to a revenue lift in fourth-quarter 2015 related to AOL’s Microsoft deal, but increased around 10 percent compared with third-quarter 2016.

IoT (Internet of Things) revenues, led by telematics, increased 21 percent on a comparable basis to fourth-quarter 2015, to $243 million. Verizon expects to sustain this trend in strong IoT revenue growth. Including acquisitions, IoT revenues increased more than 60 percent in fourth-quarter 2016.

Verizon Wireless highlights

•

Verizon reported 591,000 retail postpaid net additions in fourth-quarter 2016. These net additions exclude wholesale device and wholesale IoT connections. At year-end 2016, Verizon had 114.2 million retail connections, a 1.9 percent year-over-year increase. Verizon’s industry-leading retail postpaid connections base grew 2.1 percent to 108.8 million, and retail prepaid connections totaled 5.4 million. Full-year postpaid net additions of 2.3 million included 1.8 million 4G smartphones and 1.4 million 4G tablets, offset primarily by declines in basic phones and 3G smartphones.

•

Total revenues were $23.4 billion in fourth-quarter 2016, a decline of 1.5 percent compared with fourth-quarter 2015, as more customers continued to choose unsubsidized device payment plans. For the full year, revenues totaled $89.2 billion, a decline of 2.7 percent. Service revenues plus device payment plan billings increased 1.7 percent in fourth-quarter 2016, compared with fourth-quarter 2015.

•

Retail postpaid churn was 1.10 percent in fourth-quarter 2016, a year-over-year increase of 14 basis points, as strong retention in the phone base was offset by increased churn in tablets. Phone customer loyalty remained high. In fourth-quarter 2016, retail postpaid phone churn remained below 0.90 percent for the seventh consecutive quarter.

•	At year-end 2016, approximately 67 percent of postpaid phone customers were on a non-subsidized service pricing plan, ahead of target due to high volumes in fourth-quarter 2016.

•

The percentage of phone activations on device payment plans increased to about 77 percent in fourth-quarter 2016, compared with about 70 percent in third-quarter 2016 and 67 percent in fourth-quarter 2015. Verizon expects the first-quarter 2017 take rate for device payment plans to be similar to fourth-quarter 2016. At year-end, approximately 46 percent of postpaid phone customers had a device payment plan.

•

The 591,000 retail postpaid net additions in fourth-quarter 2016 included 552,000 4G LTE smartphones. With declines in basic and 3G phones, net phone additions were 167,000 in fourth-quarter 2016, compared to a net decrease of 36,000 in third-quarter 2016. Tablet net additions totaled 196,000 in fourth-quarter 2016.

•

Segment operating income in fourth-quarter 2016 was $6.3 billion, and segment operating income margin was 27.0 percent. In fourth-quarter 2016, Verizon Wireless generated $8.6 billion in segment EBITDA (non-GAAP), a year-over-year decrease of 5.2 percent. Segment EBITDA margin on total revenues (non-GAAP) was 36.9 percent, compared with 38.4 percent in fourth-quarter 2015.

•

In fourth-quarter 2016, overall traffic on LTE increased by approximately 49 percent compared with fourth-quarter 2015, while Verizon extended its lead in the industry’s third-party network performance studies across the country.

Wireline highlights

•

Total wireline revenues decreased 3.1 percent, to $7.8 billion, comparing fourth-quarter 2016 with fourth-quarter 2015. Retail consumer revenues grew 0.2 percent, to $3.2 billion, supported by consumer Fios revenue growth.

•

Total Fios revenues grew 4.4 percent, to $2.9 billion, comparing fourth-quarter 2016 with fourth-quarter 2015. Full-year Fios revenues were $11.2 billion in 2016, a 4.6 percent increase compared with 2015.

•

In fourth-quarter 2016, Verizon added a net of 68,000 Fios Internet connections and 21,000 Fios Video connections. Customer demand for Custom TV continues to remain strong. At year-end, Verizon had 5.7 million Fios Internet connections and 4.7 million Fios Video connections.

•	In the fourth quarter, Verizon began offering consumer and business fiber-based services to customers in Boston, as part of the company’s One Fiber initiative.

•

Wireline operating income was $414 million in fourth-quarter 2016, compared with $7 million in fourth-quarter 2015. Segment operating income margin was 5.3 percent in fourth-quarter 2016. Segment EBITDA (non-GAAP) was $1.9 billion in fourth-quarter 2016, up 17.7 percent from fourth-quarter 2015. Segment EBITDA margin (non-GAAP) was 24.1 percent in fourth-quarter 2016, compared with 19.8 percent in fourth-quarter 2015.

•

During the fourth quarter, Verizon Enterprise Solutions entered into new agreements, continued or completed work with a number of clients, including AECOM, ICICI Bank, LBC Tank Terminals Group, Nanyang Technological University and Target Corporation.

Outlook and forward-looking items

Verizon expects the following:

•

Full-year 2017 consolidated revenues, on an organic basis, to be fairly consistent with 2016, with improvement in wireless service revenue and equipment revenue trends; also, full-year 2017 consolidated adjusted EPS trends to be similar to consolidated revenue trends;

•	Consolidated capital spending for 2017 in the range of $16.8 billion to $17.5 billion;

•	Minimum pension funding requirements of approximately $600 million in 2017;

•	The 2017 effective tax rate to be in the range of 34 percent to 36 percent, excluding impacts from potential tax reform;

•	On track for a return by the 2018-2019 timeframe to the company’s credit-rating profile prior to the acquisition of Vodafone’s indirect 45 percent interest in Verizon Wireless in early 2014.

Regarding pending transactions, Verizon expects its acquisition of XO Communications to close in first-quarter 2017 and its sale of data centers to Equinix to close in second-quarter 2017. Regarding the Yahoo acquisition, Verizon continues to work with Yahoo to assess the impact of data breaches.

NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York City, has a diverse workforce of 160,900 and generated nearly $126 billion in 2016 revenues. Verizon operates America’s most reliable wireless network, with 114.2 million retail connections nationwide. The company also provides communications and entertainment services over mobile broadband and the nation’s premier all-fiber network, and delivers integrated business solutions to customers worldwide.

####

VERIZON’S ONLINE MEDIA CENTER: News releases, media contacts and other resources are available at www.verizon.com/about/news/. News releases are also available through an RSS feed. To subscribe, visit www.verizon.com/about/rss-feeds/.

Forward-looking statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement our business strategies; and the inability to realize the expected benefits of strategic transactions.

Important additional information and where to find it

On September 9, 2016, Yahoo! Inc. (“Yahoo”) filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement regarding the proposed sale of Yahoo’s operating business to Verizon Communications Inc. (“Verizon”) and related transactions, and the definitive version of which will be sent or provided to Yahoo stockholders. BEFORE MAKING ANY VOTING DECISION, YAHOO’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ YAHOO’S PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO WHEN THEY BECOME AVAILABLE) AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and stockholders can obtain a free copy of Yahoo’s proxy statement, any amendments or supplements to the proxy statement, and other documents filed by Yahoo with the SEC in connection with the proposed transactions for no charge at the SEC’s website at www.sec.gov, on the Investor Relations page of Yahoo’s website investor.yahoo.net or by writing to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, CA 94089. Yahoo and its directors and executive officers, as well as Verizon and its directors and executive officers, may be deemed participants in the solicitation of proxies from Yahoo’s investors and stockholders in connection with the proposed transactions. Information concerning the ownership of Yahoo securities by Yahoo’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information is also available in Yahoo’s annual report on Form 10-K for the year ended December 31, 2015, as amended, and Yahoo’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on May 23, 2016. Information about Verizon’s directors and executive officers is set forth in Verizon’s annual report on Form 10-K for the year ended December 31, 2015 and Verizon’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 21, 2016. Information regarding Yahoo’s directors, executive officers and other persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the proposed transactions, including their respective interests by security holdings or otherwise, also will be set forth in the definitive proxy statement relating to the proposed transactions when it is filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 12/31/16	3 Mos. Ended 12/31/15	% Change	12 Mos. Ended 12/31/16	12 Mos. Ended 12/31/15	% Change

Operating Revenues
Service revenues and other	$26,610	$28,856	(7.8)	$108,468	$114,696	(5.4)
Wireless equipment revenues	5,730	5,398	6.2	17,512	16,924	3.5

Total Operating Revenues	32,340	34,254	(5.6)	125,980	131,620	(4.3)

Operating Expenses
Cost of services	7,006	7,867	(10.9)	29,186	29,438	(0.9)
Wireless cost of equipment	7,356	6,840	7.5	22,238	23,119	(3.8)
Selling, general and administrative expense	5,968	5,764	3.5	31,569	29,986	5.3
Depreciation and amortization expense	3,987	4,039	(1.3)	15,928	16,017	(0.6)

Total Operating Expenses	24,317	24,510	(0.8)	98,921	98,560	0.4

Operating Income	8,023	9,744	(17.7)	27,059	33,060	(18.2)
Equity in losses of unconsolidated businesses	(35)	(16)	*	(98)	(86)	14.0
Other income and (expense), net	98	28	*	(1,599)	186	*
Interest expense	(1,137)	(1,178)	(3.5)	(4,376)	(4,920)	(11.1)

Income Before Provision for Income Taxes	6,949	8,578	(19.0)	20,986	28,240	(25.7)
Provision for income taxes	(2,349)	(3,065)	(23.4)	(7,378)	(9,865)	(25.2)

Net Income	$4,600	$5,513	(16.6)	$13,608	$18,375	(25.9)

Net income attributable to noncontrolling interests	$105	$122	(13.9)	$481	$496	(3.0)
Net income attributable to Verizon	4,495	5,391	(16.6)	13,127	17,879	(26.6)

Net Income	$4,600	$5,513	(16.6)	$13,608	$18,375	(25.9)

Basic Earnings per Common Share
Net income attributable to Verizon	$1.10	$1.32	(16.7)	$3.22	$4.38	(26.5)

Weighted average number of common shares (in millions)	4,081	4,076		4,080	4,085

Diluted Earnings per Common Share (1)
Net income attributable to Verizon	$1.10	$1.32	(16.7)	$3.21	$4.37	(26.5)

Weighted average number of common shares-assuming dilution (in millions)	4,087	4,083		4,086	4,093

Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

*	Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)

Unaudited	12/31/16	12/31/15	$ Change

Assets
Current assets
Cash and cash equivalents	$2,880	$4,470	$(1,590)
Short-term investments	—	350	(350)
Accounts receivable, net	17,513	13,457	4,056
Inventories	1,202	1,252	(50)
Assets held for sale	882	792	90
Prepaid expenses and other	3,918	2,034	1,884

Total current assets	26,395	22,355	4,040

Plant, property and equipment	232,215	220,163	12,052
Less accumulated depreciation	147,464	136,622	10,842

	84,751	83,541	1,210

Investments in unconsolidated businesses	1,110	796	314
Wireless licenses	86,673	86,575	98
Goodwill	27,205	25,331	1,874
Other intangible assets, net	8,897	7,592	1,305
Non-current assets held for sale	613	10,267	(9,654)
Other assets	8,536	7,718	818

Total Assets	$244,180	$244,175	$5

Liabilities and Equity
Current liabilities
Debt maturing within one year	$2,645	$6,489	$(3,844)
Accounts payable and accrued liabilities	19,593	19,362	231
Liabilities related to assets held for sale	24	463	(439)
Other	8,078	8,738	(660)

Total current liabilities	30,340	35,052	(4,712)

Long-term debt	105,433	103,240	2,193
Employee benefit obligations	26,166	29,957	(3,791)
Deferred income taxes	45,964	45,484	480
Non-current liabilities related to assets held for sale	6	959	(953)
Other liabilities	12,239	11,641	598

Equity
Common stock	424	424	—
Contributed capital	11,182	11,196	(14)
Reinvested earnings	15,059	11,246	3,813
Accumulated other comprehensive income	2,673	550	2,123
Common stock in treasury, at cost	(7,263)	(7,416)	153
Deferred compensation - employee stock ownership plans and other	449	428	21
Noncontrolling interests	1,508	1,414	94

Total equity	24,032	17,842	6,190

Total Liabilities and Equity	$244,180	$244,175	$5

Verizon – Selected Financial and Operating Statistics

Unaudited		12/31/16	12/31/15

Total debt (in millions)		$108,078	$109,729
Net debt (in millions)		$105,198	$105,259
Net debt / Adjusted EBITDA(1)		2.4x	2.4x
Common shares outstanding end of period (in millions)		4,077	4,073
Total employees (‘000)		160.9	177.7
Quarterly cash dividends declared per common share		$0.5775	$0.5650

Footnotes:

(1)	Adjusted EBITDA excludes the effects of non-operational items and Divested Businesses.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	12 Mos. Ended 12/31/16	12 Mos. Ended 12/31/15	$ Change

Cash Flows from Operating Activities
Net Income	$13,608	$18,375	$(4,767)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	15,928	16,017	(89)
Employee retirement benefits	2,705	(1,747)	4,452
Deferred income taxes	(1,063)	3,516	(4,579)
Provision for uncollectible accounts	1,420	1,610	(190)
Equity in losses of unconsolidated businesses, net of dividends received	138	127	11
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(5,636)	2,443	(8,079)
Other, net	(4,385)	(1,411)	(2,974)

Net cash provided by operating activities	22,715	38,930	(16,215)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(17,059)	(17,775)	716
Acquisitions of businesses, net of cash acquired	(3,765)	(3,545)	(220)
Acquisitions of wireless licenses	(534)	(9,942)	9,408
Proceeds from dispositions of businesses	9,882	48	9,834
Other, net	493	1,171	(678)

Net cash used in investing activities	(10,983)	(30,043)	19,060

Cash Flows from Financing Activities
Proceeds from long-term borrowings	12,964	6,667	6,297
Proceeds from asset-backed long-term borrowings	4,986	—	4,986
Repayments of long-term borrowings and capital lease obligations	(19,159)	(9,340)	(9,819)
Decrease in short-term obligations, excluding current maturities	(149)	(344)	195
Dividends paid	(9,262)	(8,538)	(724)
Proceeds from sale of common stock	3	40	(37)
Purchase of common stock for treasury	—	(5,134)	5,134
Other, net	(2,705)	1,634	(4,339)

Net cash used in financing activities	(13,322)	(15,015)	1,693

Decrease in cash and cash equivalents	(1,590)	(6,128)	4,538
Cash and cash equivalents, beginning of period	4,470	10,598	(6,128)

Cash and cash equivalents, end of period	$2,880	$4,470	$(1,590)

Verizon Communications Inc.

Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/16	3 Mos. Ended 12/31/15	% Change	12 Mos. Ended 12/31/16	12 Mos. Ended 12/31/15	% Change

Operating Revenues
Service	$16,346	$17,195	(4.9)	$66,580	$70,396	(5.4)
Equipment	5,733	5,398	6.2	17,515	16,924	3.5
Other	1,298	1,141	13.8	5,091	4,360	16.8

Total Operating Revenues	23,377	23,734	(1.5)	89,186	91,680	(2.7)

Operating Expenses
Cost of services	2,056	1,994	3.1	7,988	7,803	2.4
Cost of equipment	7,356	6,840	7.5	22,238	23,119	(3.8)
Selling, general and administrative expense	5,335	5,796	(8.0)	19,924	21,805	(8.6)
Depreciation and amortization expense	2,321	2,305	0.7	9,183	8,980	2.3

Total Operating Expenses	17,068	16,935	0.8	59,333	61,707	(3.8)

Operating Income	$6,309	$6,799	(7.2)	$29,853	$29,973	(0.4)
Operating Income Margin	27.0%	28.6%		33.5%	32.7%

Segment EBITDA	$8,630	$9,104	(5.2)	$39,036	$38,953	0.2
Segment EBITDA Margin	36.9%	38.4%		43.8%	42.5%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Verizon Communications Inc.

Wireless – Selected Operating Statistics

Unaudited				12/31/16	12/31/15	% Change

Connections (‘000)
Retail postpaid				108,796	106,528	2.1
Retail prepaid				5,447	5,580	(2.4)

Total retail				114,243	112,108	1.9

Unaudited	3 Mos. Ended 12/31/16	3 Mos. Ended 12/31/15	% Change	12 Mos. Ended 12/31/16	12 Mos. Ended 12/31/15	% Change

Net Add Detail (‘000) (1)
Retail postpaid	591	1,519	(61.1)	2,288	4,507	(49.2)
Retail prepaid	(9)	(157)	(94.3)	(133)	(551)	(75.9)

Total retail	582	1,362	(57.3)	2,155	3,956	(45.5)

Account Statistics
Retail Postpaid Accounts (‘000) (2)				35,410	35,736	(0.9)
Retail postpaid connections per account (2)				3.07	2.98	3.0
Retail Postpaid ARPA (3)	141.89	148.30	(4.3)	144.32	152.63	(5.4)
Retail Postpaid I-ARPA (4)	169.10	164.40	2.9	167.70	163.63	2.5

Churn Detail
Retail postpaid	1.10%	0.96%		1.01%	0.96%
Retail	1.34%	1.23%		1.26%	1.24%

Retail Postpaid Connection Statistics
Total Smartphone postpaid % of phones activated	95.2%	93.7%		93.4%	92.1%
Total Smartphone postpaid phone base (2)				87.3%	83.7%
Total Internet postpaid base (2)				18.3%	16.8%
4G LTE devices as % of retails postpaid connections				85.0%	79.2%

Other Operating Statistics
Capital expenditures (in millions)	$3,464	$3,259	6.3	$11,240	$11,725	(4.1)

Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

(3)	Retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(4)	Retail postpaid I-ARPA - average service revenue per account from retail postpaid account plus recurring device installment billings.

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/16	3 Mos. Ended 12/31/15	% Change	12 Mos. Ended 12/31/16	12 Mos. Ended 12/31/15	% Change

Operating Revenues
Consumer retail	$3,232	$3,226	0.2	$12,751	$12,696	0.4
Small business	410	424	(3.3)	1,651	1,744	(5.3)

Mass Markets	3,642	3,650	(0.2)	14,402	14,440	(0.3)
Global Enterprise	2,872	3,008	(4.5)	11,621	12,050	(3.6)
Global Wholesale	1,225	1,325	(7.5)	5,003	5,263	(4.9)
Other	73	81	(9.9)	319	341	(6.5)

Total Operating Revenues	7,812	8,064	(3.1)	31,345	32,094	(2.3)

Operating Expenses
Cost of services	4,428	4,632	(4.4)	18,619	18,816	(1.0)
Selling, general and administrative expense	1,505	1,835	(18.0)	6,585	7,256	(9.2)
Depreciation and amortization expense	1,465	1,590	(7.9)	6,101	6,543	(6.8)

Total Operating Expenses	7,398	8,057	(8.2)	31,305	32,615	(4.0)

Operating Income (Loss)	$414	$7	*	$40	$(521)	*
Operating Income (Loss) Margin	5.3%	0.1%		0.1%	(1.6)%

Segment EBITDA	$1,879	$1,597	17.7	$6,141	$6,022	2.0
Segment EBITDA Margin	24.1%	19.8%		19.6%	18.8%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made to prior period to reflect comparable operating results in the current period.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited				12/31/16	12/31/15	% Change

Connections (‘000)
Fios Video Subscribers				4,694	4,635	1.3
Fios Internet Subscribers				5,653	5,418	4.3
Fios Digital voice residence connections				3,895	3,872	0.6

Fios Digital connections				14,242	13,925	2.3

HSI				1,385	1,667	(16.9)
Total Broadband connections				7,038	7,085	(0.7)
Primary residence switched access connections				3,230	3,799	(15.0)
Primary residence connections				7,125	7,671	(7.1)

Total retail residence voice connections				7,355	7,949	(7.5)
Total voice connections				13,939	15,035	(7.3)

Unaudited	3 Mos. Ended 12/31/16	3 Mos. Ended 12/31/15	% Change	12 Mos. Ended 12/31/16	12 Mos. Ended 12/31/15	% Change

Net Add Detail (‘000)
Fios Video Subscribers	21	25	(16.0)	59	182	(67.6)
Fios Internet Subscribers	68	82	(17.1)	235	350	(32.9)
Fios Digital voice residence connections	13	43	(69.8)	23	145	(84.1)

Fios Digital connections	102	150	(32.0)	317	677	(53.2)

HSI	(68)	(71)	(4.2)	(282)	(289)	(2.4)
Total Broadband connections	—	11	*	(47)	61	*
Primary residence switched access connections	(129)	(152)	(15.1)	(569)	(616)	(7.6)
Primary residence connections	(116)	(109)	6.4	(546)	(471)	15.9

Total retail residence voice connections	(127)	(123)	3.3	(594)	(526)	12.9
Total voice connections	(255)	(289)	(11.8)	(1,096)	(1,105)	(0.8)

Revenue Statistics
Fios revenues (in millions)	$2,892	$2,770	4.4	$11,236	$10,739	4.6

Other Operating Statistics
Capital expenditures (in millions)	$1,648	$1,636	0.7	$4,504	$5,049	(10.8)

Wireline employees (‘000)				58.9	61.0
Fios Video Open for Sale (‘000)				13,693	13,196
Fios Video penetration				34.3%	35.1%
Fios Internet Open for Sale (‘000)				13,982	13,491
Fios Internet penetration				40.4%	40.2%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Non-GAAP Reconciliations – Consolidated

Consolidated Operating Revenues Excluding Divested Businesses and AOL

(dollars in millions)

Unaudited	12 Mos. Ended 12/31/16	12 Mos. Ended 12/31/15

Consolidated Operating Revenues	$125,980	$131,620
Less Operating revenues from Divested Businesses	1,280	5,280
Less Operating revenues from AOL	2,880	1,471

Consolidated Operating Revenues Excluding Divested Businesses and AOL	$121,820	$124,869

Year over Year Change	(2.4)%

Operating Revenues from Digital Media Business net of Traffic Acquisition Costs

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/16	3 Mos. Ended 9/30/16	3 Mos. Ended 12/31/15

Operating Revenues from Digital Media Business	$886	$790	$949
Less TAC	354	304	390

Operating Revenues from Digital Media Business net of TAC	$532	$486	$559

Year over Year change	(4.8)%
Sequential change	9.5%

Consolidated EBITDA, Consolidated EBITDA Margin and Consolidated Adjusted EBITDA

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/16	3 Mos. Ended 9/30/16	3 Mos. Ended 6/30/16	3 Mos. Ended 3/31/16	3 Mos. Ended 12/31/15	3 Mos. Ended 9/30/15	3 Mos. Ended 6/30/15	3 Mos. Ended 3/31/15

Consolidated Net Income	$4,600	$3,747	$831	$4,430	$5,513	$4,171	$4,353	$4,338
Add/subtract:
Provision for income taxes	2,349	1,829	864	2,336	3,065	2,195	2,274	2,331
Interest expense	1,137	1,038	1,013	1,188	1,178	1,202	1,208	1,332
Other (income) and expense, net	(98)	(97)	1,826	(32)	(28)	(51)	(32)	(75)
Equity in losses of unconsolidated businesses	35	23	20	20	16	18	18	34

Operating Income	8,023	6,540	4,554	7,942	9,744	7,535	7,821	7,960
Add Depreciation and amortization expense	3,987	3,942	3,982	4,017	4,039	4,009	3,980	3,989

Consolidated EBITDA	$12,010	$10,482	$8,536	$11,959	$13,783	$11,544	$11,801	$11,949

Add/subtract non-operational items (before tax):
Severance, pension and benefit charges/(credits)	(1,589)	797	3,550	165	(2,598)	342	—	—
Gain on spectrum license transactions	—	—	—	(142)	(254)	—	—	—
Gain on sale of Divested Businesses	—	—	(1,007)	—	—	—	—	—
Divested Businesses	—	—	—	(661)	(709)	(717)	(741)	(739)

	(1,589)	797	2,543	(638)	(3,561)	(375)	(741)	(739)

Consolidated Adjusted EBITDA	$10,421	$11,279	$11,079	$11,321	$10,222	$11,169	$11,060	$11,210

Consolidated Operating Revenues	$32,340
Consolidated Net Income Margin	14.2%
Consolidated EBITDA Margin	37.1%

Net Debt and Net Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)

Unaudited	12/31/16	12/31/15

Net Debt
Debt maturing within one year	$2,645	$6,489
Long-term debt	105,433	103,240

Total Debt	108,078	109,729
Less Cash and cash equivalents	2,880	4,470

Net Debt	$105,198	$105,259

Net Debt to Consolidated Adjusted EBITDA Ratio	2.4x	2.4x

Adjusted Earnings per Common Share (Adjusted EPS)

(dollars in millions except EPS)

Unaudited				3 Mos. Ended 12/31/16				3 Mos. Ended 12/31/15
.	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.10				$1.32
Pension and benefit (credits)	$(1,772)	$672	$(1,100)	(0.27)	$(3,154)	$1,191	$(1,963)	(0.48)
Severance costs	183	(68)	115	0.03	556	(209)	347	0.08
Gain on spectrum license transaction	—	—	—	—	(254)	96	(158)	(0.04)

	$(1,589)	$604	$(985)	(0.24)	$(2,852)	$1,078	$(1,774)	(0.43)

Adjusted EPS (1)				$0.86				$0.89

(1)	EPS may not add due to rounding.

Verizon Communications Inc.

Non-GAAP Reconciliations - Segments

Wireless

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/16	3 Mos. Ended 12/31/15	12 Mos. Ended 12/31/16	12 Mos. Ended 12/31/15

Segment EBITDA and Segment EBITDA Margin
Operating Income	$6,309	$6,799	$29,853	$29,973
Add Depreciation and amortization expense	2,321	2,305	9,183	8,980

Segment EBITDA	$8,630	$9,104	$39,036	$38,953

Total operating revenues	$23,377	$23,734	$89,186	$91,680

Operating Income Margin	27.0%	28.6%	33.5%	32.7%

Segment EBITDA Margin	36.9%	38.4%	43.8%	42.5%

Wireline

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/16	3 Mos. Ended 12/31/15	12 Mos. Ended 12/31/16	12 Mos. Ended 12/31/15

Segment EBITDA and Segment EBITDA Margin
Operating Income (Loss)	$414	$7	$40	$(521)
Add Depreciation and amortization expense	1,465	1,590	6,101	6,543

Segment EBITDA	$1,879	$1,597	$6,141	$6,022

Total operating revenues	$7,812	$8,064	$31,345	$32,094

Operating Income (Loss) Margin	5.3%	0.1%	0.1%	(1.6)%

Segment EBITDA Margin	24.1%	19.8%	19.6%	18.8%